SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2003

ACCREDO HEALTH, INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25769 (Commission File Number)	62-1642871 (IRS Employer Identification No.)

1640 Century Center Pkwy
Suite 101
Memphis, Tennessee 38134
(Address of Principal Executive Offices)

(901) 385-3688
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     The Registrant (“Accredo”) acquired substantially all of the assets of the specialty pharmaceutical services business (“SPS Business”) of Gentiva Health Services, Inc. (“Gentiva”), pursuant to the Asset Purchase Agreement entered into by the parties on January 2, 2002. The acquisition, which became effective on June 13, 2002, included the purchase of all of the capital stock of three subsidiaries of Gentiva that were engaged exclusively in the SPS Business. The aggregate purchase price paid for the SPS Business by the Registrant was $207.5 million in cash plus 7,591,463 shares of the Registrant’s common stock (taking into account the Registrant’s three-for-two stock split on December 2, 2002). In addition, the Registrant assumed certain liabilities of the SPS Business as set forth in the Asset Purchase Agreement (filed as Annex A to the Joint Proxy Statement-Prospectus filed as part of the Registrant’s Form S-4 Registration Statement (No. 333-82396)). The Unaudited Pro-Forma Condensed Financial Statements set forth below give effect to the acquisition of the SPS Business and are incorporated by reference into the Registration Statement on Form S-3 being filed by the Registrant on the date of this report.

Accredo Unaudited Pro Forma Condensed Financial Statements

     The following unaudited pro forma condensed consolidated statements of income for the years ended June 30, 2001 and 2002, give effect to the acquisition of the SPS business as if the acquisition had been completed as of July 1, 2000. The unaudited pro forma condensed consolidated financial information presented herein does not purport to present the results Accredo would have obtained had the acquisition of the SPS business, in fact, occurred at the beginning of the period presented or to project Accredo’s results of operations in any future period. The pro forma adjustments are based upon estimates, available information and certain assumptions that management deems appropriate and are not necessarily indicative of the results that may be expected in the future. The unaudited pro forma condensed financial statements are based upon the selected historical financial data for the SPS business, consistently presented with Gentiva’s reporting of segments since its reclassification of segments as of fiscal 2001. The unaudited pro forma condensed financial statements should be read in conjunction with the audited consolidated financial statements of Accredo included in its Annual Report on Form 10-K for the year ended June 30, 2002, and the unaudited condensed consolidated financial statements of Accredo included in its Quarterly Report on Form 10-Q for the period ended September 30, 2002.

Accredo Pro Forma Condensed Consolidated Statement of Income (Unaudited)
For the Year Ended June 30, 2001

		Gentiva's
	Accredo	SPS	Pro Forma			Pro Forma
	Health	Division (1)	Adjustments			Consolidated

	(In thousands, except per share data)
Revenues:
Net patient revenue	$446,007	$723,160	$			$1,169,167
Other revenue	14,985	7,622				22,607
Equity in net income of joint ventures	1,148	0				1,148

Total revenues	462,140	730,782		0		1,192,922
Operating expenses:
Cost of sales	395,365	519,532				914,897
General and administrative	29,871	142,730				172,601
Bad debts	6,131	26,851				32,982
Depreciation and amortization	4,263	8,023		3,971	(a)	16,257

Total operating expenses	435,630	697,136		3,971		1,136,737

Operating income	26,510	33,646		(3,971)		56,185
Interest expense (income), net	(2,770)	1,868		9,553	(b)	8,651

Income before minority interest in income of consolidated joint venture and income taxes	29,280	31,778		(13,524)		47,534
Minority interest in income of cons. joint venture	(692)	0				(692)

Income before income taxes	28,588	31,778		(13,524)		46,842
Income tax expense	11,333	12,407		(5,207	)(c)	18,533

Net income to common stockholders	$17,255	$19,371		$(8,317)		$28,309

Weighted average number of shares
Basic	37,491,744			7,591,463	(d)	45,083,207
Diluted	39,188,294			7,591,463	(d)	46,779,757
Earnings per common share
Basic	$0.46					$0.63
Diluted	$0.44					$0.61

(1)  Information is derived from the SPS business statement of operations for the nine months ended September 30, 2001, plus the unaudited results of operations for the three months ended December 31, 2000.

Accredo Pro Forma Condensed Consolidated Statement of Income (Unaudited)
For the Year Ended June 30, 2002

		Gentiva's
	Accredo	SPS	Pro Forma			Pro Forma
	Health	Division	Adjustments			Consolidated

		(In thousands, except per share data)
Revenues:
Net patient revenue	$633,249	$720,703	$			$1,353,952
Other revenue	18,257	9,120				27,377
Equity in net income of joint ventures	2,067	0				2,067

Total revenues	653,573	729,823		0		1,383,396
Operating expenses:
Cost of sales	544,902	527,352				1,072,254
General and administrative	45,571	130,652				176,223
Bad debts	5,833	34,823				40,656
Restructuring charge	3,893					3,893
Depreciation and amortization	3,675	6,243		4,322	(a)	14,240

Total operating expenses	603,874	699,070		4,322		1,307,266

Operating income	49,699	30,753		(4,322)		76,130
Interest expense (income), net	(359)	(135)		9,733	(b)	9,239

Income before minority interest in income of consolidated joint venture and income taxes	50,058	30,888		(14,055)		66,891
Minority interest in income of cons. joint venture	(1,273)	0				(1,273)

Income before income taxes	48,785	30,888		(14,055)		65,618
Income tax expense	19,025	12,256		(5,411	)(c)	25,870

Net income to common stockholders	$29,760	$18,632		$(8,644)		$39,748

Weighted average number of shares
Basic	39,547,712			7,237,888	(d)	46,785,600
Diluted	40,919,625			7,237,888	(d)	48,157,513
Earnings per common share
Basic	$0.75					$0.85
Diluted	$0.73					$0.83

Notes to Accredo Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Adjustment to reflect the net increase in amortization expense relating to the other intangible assets recorded for the acquisition under the purchase method of accounting. The other intangible assets are estimated to be $15.2 million for acquired patient population, $2.0 million for non-compete agreements and $6.8 million for loan fees. These assets are being amortized using the straight-line method over their estimated useful lives of five to seven years. The balance of the purchase price has been allocated to goodwill, which is not amortized in accordance with the provisions of the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, but will be subject to annual impairment tests.

(b)	Adjustment to reflect the additional interest expense related to the debt used to finance the acquisition. The senior secured credit facility includes a $125 million revolving credit facility and two term loan facilities, one in the amount of $75 million and the other in the amount of $125 million. The revolving credit facility and the $75 million term loan facility will each mature 5 years from the closing date of the financing and the $125 million term loan facility will mature 7 years from the closing date of the financing. The interest rate will be variable based upon, at Accredo’s option, either the London Interbank Offered Rate (LIBOR), plus a margin, or the alternate base rate (ABR), plus a margin. The ABR is the higher of the Bank of America prime rate or the federal funds rate plus .5%. The adjustment for interest expense in the pro forma income statements reflects the interest rate that would currently be in effect based upon the terms of the senior secured credit facility, which is 4.086% for the revolving credit facility and the $75 million term loan and 4.586% for the $125 million term loan. If the interest rate were .125% higher, pro forma net income would have been $145,000 lower for the year ended June 30, 2001 and $155,000 lower for the year ended June 30, 2002.

(c)	Adjustment to reflect a combined federal and state tax rate of 38.5% on the pro forma adjustments.

(d)	Reflects the issuance of 7,591,463 shares of common stock on June 13, 2002 to purchase Gentiva’s SPS division, taking into account the three-for-two stock split announced on November 4, 2002 for shareholders of record on November 15, 2002. The shareholders received the additional shares on December 2, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDO HEALTH, INCORPORATED (Registrant)

Date:	January 7, 2003	By:	/s/ Thomas W. Bell, Jr.

Thomas W. Bell, Jr. Senior Vice President and General Counsel